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               CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1997 Management Incentive Plan of Wm. Wrigley Jr. Company of our report dated January 28, 1998, with respect to the consolidated financial statements of Wm. Wrigley Jr. Company incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



/s/ERNST & YOUNG LLP

Chicago, Illinois
March 26, 1998